                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                             (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[] Preliminary Proxy Statement
[] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
[X] Definitive Proxy Statement
[] Definitive Additional Materials
[] Soliciting Material Pursuant to (S)240.14a-11(c) or 240.14a-12

                            NEW WORLD COFFEE, INC.
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
[] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:
   --------------------------------------------

  2) Aggregate Number of securities to which transaction applies:
   --------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   --------------------------------------------

  4) Proposed maximum aggregate value of transaction:
   --------------------------------------------

  5) Total fee paid:
   --------------------------------------------

[] Fee paid previously with preliminary materials.
[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
   --------------------------------------------

  2) Form, Schedule or Registration Statement No.:
   --------------------------------------------

  3) Filing Party:
   --------------------------------------------

  4) Date Filed:
   --------------------------------------------

                            NEW WORLD COFFEE, INC.
                               379 WEST BROADWAY
                           NEW YORK, NEW YORK 10012
                                (212) 343-0552

                                                                August 29, 1996

Dear Shareholders:

  On behalf of the Board of Directors and management of New World Coffee, Inc., I cordially invite you to attend the Annual Meeting of Shareholders to be held on Monday, September 30, 1996, at 11:00 a.m., at the Hotel Inter-Continental, located at 111 East 48th Street, New York, New York.

  The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, the directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is the Company's Annual Report. This report describes the financial and operational activities of the Company.

  Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

  We look forward to greeting our shareholders at the meeting.

                                          Sincerely,

                                          R. Ramin Kamfar
                                          Chief Executive Officer and
                                          President

                            NEW WORLD COFFEE, INC.
                  379 WEST BROADWAY NEW YORK, NEW YORK 10012

                                 ------------

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 30, 1996

                                 ------------

TO THE SHAREHOLDERS OF NEW WORLD COFFEE, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of New World Coffee, Inc., a Delaware corporation (hereinafter "Company"), will be held at the Hotel Inter- Continental, located at 111 East 48th Street, New York, New York, on Monday, September 30, 1996, at 11:00 a.m., for the following purposes:

  1. To elect directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

  2. To amend the Company's 1994 Stock Plan;

  3. To amend the Company's 1995 Director's Stock Option Plan; and

  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on August 23, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 379 West Broadway, New York, New York, 10012, for ten
(10) days prior to September 30, 1996.

  Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at anytime before it is voted.

                                          By Order of the Board of Directors,

                                          Alan I. Annex, Secretary

New York, New York August 29, 1996

- -------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT, ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
- -------------------------------------------------------------------------------

                             NEW WORLD COFFEE, INC.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROXY STATEMENT...........................................................    1
INFORMATION CONCERNING VOTE...............................................    1
  General.................................................................    1
  Voting Rights and Outstanding Shares....................................    1
  Revocability of Proxies.................................................    1
  Voting Procedures.......................................................    1
ELECTION OF THE BOARD OF DIRECTORS........................................    2
  Director Nominees.......................................................    2
  Committees of the Board of Directors and Meeting Attendees..............    3
  Executive Officers......................................................    4
EXECUTIVE COMPENSATION AND OTHER INFORMATION..............................    5
  Summary Compensation Table..............................................    5
  Stock Option Grants.....................................................    5
  Directors' Compensation.................................................    5
  Employment Contracts and Termination of Employment and Change-In-Control
       Arrangements.......................................................   6
COMPENSATION COMMITTEE AND
 REPORT ON EXECUTIVE COMPENSATION.........................................    8
PROPOSAL TO AMEND THE 1994 STOCK PLAN.....................................    9
  Summary of the 1994 Stock Plan..........................................    9
  Amendment to the 1994 Stock Plan........................................   10
PROPOSALS TO AMEND THE 1995 DIRECTOR'S STOCK OPTION PLAN..................   10
  Summary of the Director's Option Plan...................................   10
  Amendments to the Director's Option Plan................................   11
FEDERAL INCOME TAX TREATMENT OF THE 1994 STOCK PLAN
 AND THE 1995 DIRECTOR'S STOCK OPTION PLAN................................   12
OTHER MATTERS ARISING AT THE ANNUAL MEETING...............................   12
PRINCIPAL SHAREHOLDERS....................................................   13
  Security Ownership of Certain Beneficial Owners.........................   13
  Security Ownership of Management........................................   13
INTERESTED PARTY TRANSACTIONS.............................................   14
SHAREHOLDER PROPOSALS.....................................................   15
COST OF SOLICITATION OF PROXIES...........................................   15
INDEPENDENT PUBLIC ACCOUNTANTS............................................   15
SECTION 16(a) REPORTING DELINQUENCIES.....................................   16
ANNUAL REPORT ON FORM 10-KSB..............................................   17

                            NEW WORLD COFFEE, INC.
                               379 WEST BROADWAY
                           NEW YORK, NEW YORK 10012
                               ----------------

                                PROXY STATEMENT
                               ----------------

      FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 30, 1996

Approximate Mailing Date of Proxy Statement and Form of Proxy: August 29,
1996.

                          INFORMATION CONCERNING VOTE

GENERAL

  This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of New World Coffee, Inc., a Delaware corporation (hereinafter, the "Company"), for use at the annual meeting of shareholders to be held on Monday, September 30, 1996, at 11:00 a.m., and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at the Hotel Inter-Continental, located at 111 East 48th Street, New York, New York.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only shareholders of record at the close of business on August 23, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on August 15, 1996, 4,760,961 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

REVOCABILITY OF PROXIES

  A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (1) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS," (2) FOR the amendment of the Company's 1994 Stock Plan as discussed below under the caption "PROPOSAL TO AMEND THE 1994 STOCK PLAN," and (3) FOR the amendment of the Company's 1995 Director's Stock Option Plan as discussed below under the caption "PROPOSALS TO AMEND THE 1995 DIRECTOR'S STOCK OPTION PLAN" (hereinafter, the "Director's Option Plan"). In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the meeting and upon such other business matters or proposals as may properly come before the meeting that the Board of Directors of the Company does not know a reasonable time prior to this solicitation will be presented at the meeting.

VOTING PROCEDURES

  All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence of a quorum for the annual meeting, defined here as a majority of the votes entitled to be cast at the Annual Meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

  Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. The amendment of the Company's 1994 Stock Plan and the amendments of the Company's Director's Option Plan must be approved by a majority of the votes cast at the meeting. Abstentions are not counted in determining the number of votes cast in connection with the amendment of the Company's 1994 Stock Plan and the Company's Director's Option Plan.

                      ELECTION OF THE BOARD OF DIRECTORS

  The Board of Directors has nominated six (6) persons to be elected as Directors at the Annual Meeting and to hold office until the next annual meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THE DIRECTOR
NOMINEES.

DIRECTOR NOMINEES

  The following table sets forth certain information with respect to the nominees for directors:

                                        COMPANY POSITION                 DIRECTOR OF THE
NAME                                    AND OFFICES HELD                  COMPANY SINCE
- ----                                    ----------------                 ---------------
Keith F. Barket......... Director, Member of the Audit Committee          June 1995
Jack Bush............... Director, Member of the Compensation Committee   February 1996
Gwenn M. Cagann......... Director                                         October 1992
Kevin R. Greene......... Director, Member of the Compensation Committee   May 1996
R. Ramin Kamfar......... Director, President and Chief Executive Officer  October 1992
Steven A. Rothstein..... Director                                         February 1996

  Mr. Barket, age 34, has served as a director of the Company since June 1995. Mr. Barket is the Managing Director of Amerimar Enterprises, a real estate investment and development company based in Philadelphia. Mr. Barket has been with Amerimar since 1988 and has been involved in a variety of office, retail, residential and hotel projects. From 1984 to 1986, he worked as a senior tax accountant with Arthur Andersen & Co. in New York City. Mr. Barket received his B.A. degree from Georgetown University and received his M.B.A. degree from The Wharton School at the University of Pennsylvania.

  Mr. Bush, age 61, has served as a director of the Company since February 1996. Mr. Bush has served as a Managing Director of Raintree Partners, Inc. since September 1995. Mr. Bush served as President and Chief Operating Officer of Michaels Stores, Inc., a retailer of crafts, from 1991 to September 1995. From 1990 to 1991, Mr. Bush served as Executive Vice President, Director of Stores of Ames Discount Department Stores, Inc. From 1985 to 1990, Mr. Bush worked for Rose's Stores, Inc., first as Senior Vice President of Operations and Stores and most recently as President and Chief Operating Officer. Prior to 1985, Mr. Bush served as Vice President Southern Zone Manager with Zayre Corporation, an operator of discount stores, and served in various positions with J.C. Penney, Inc. Mr. Bush received a B.S. degree in Business and Public Administration from the University of Missouri.

  Ms. Cagann, age 38, has served as a director since the founding of the Company. Ms. Cagann has served as a consultant since May 1996. Between August 1994 and May 1996, Ms. Cagann served as Co-President and Co-Chief Executive, between October 1993 and August 1994, Ms. Cagann served as President of the Company, and between June 1993 and October 1993, she served as President and Chief Executive Officer. Between 1990 and 1992, she was a Senior Product Manager at Colgate-Palmolive Company. From 1988 to 1990, she was a Field Marketing Manager at Cadbury-Schweppes, P.L.C. Ms. Cagann has a B.S. degree in Finance and Marketing from the University of Illinois and an M.M. degree from the Kellogg Graduate School of Management at Northwestern University.

  Mr. Greene, age 37, has served as a director of the Company since May 1996. Mr. Greene has served as Chairman and Chief Executive Officer of Value Investing Partners, Inc. since 1991. Between 1981 and 1991, Mr. Greene served as a Senior Manager at McKinsey & Company, an international management consulting firm. Mr. Greene has a B.A. in Economics from Georgetown University, an M.A. in International Trade and Finance from Harvard University, and an M.B.A. in Finance from New York University. Mr. Greene is currently Chairman and a director of Specialty Retail Group, Inc.

  Mr. Kamfar, age 32, has served as a director since the founding of the Company. Mr. Kamfar has served as President and Chief Executive Officer since May 1996. Between August 1994 and May 1996, Mr. Kamfar served as Co-President and Co-Chief Executive Officer, and between October 1993 and August 1994, Mr. Kamfar served as Chief Executive Officer and Chief Financial Officer of the Company. Between 1988 and 1993, he worked in the Investment Banking Division of Lehman Brothers Inc., most recently as a Vice President in the firm's Private Placement Group. Prior to Lehman Brothers, Mr. Kamfar worked at First Growth (U.K.) Ltd. where he gained experience in real estate finance and development. Mr. Kamfar has a B.A. degree in Finance from the University of Maryland and an M.B.A. degree in Finance from the Wharton School of the University of Pennsylvania.

  Mr. Rothstein, age 45, has served as a director of the Company since February 1996. Mr. Rothstein has been CEO and Chairman of the Board of National Securities Corporation, a securities broker-dealer since 1995. From 1994 to 1995, Mr. Rothstein served as a Managing Director of H.J. Meyers & Co., a securities broker-dealer. From 1992 to 1994, he served as a Managing Director of Rodman and Renshaw, a securities broker- dealer. From 1989 to 1992, he served as a Managing Director of Oppenheimer & Co., a securities broker-dealer. From 1979 to 1989, Mr. Rothstein was a Limited Partner of Bear Stearns & Co., a securities broker-dealer. Mr. Rothstein received an A.B. degree from Brown University, Providence, R.I. Mr. Rothstein is currently a director of SigmaTron International, Inc. and Gateway Data Sciences Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDEES

  The Board of Directors held four (4) meetings during fiscal year 1995. The Board of Directors appointed a Compensation Committee and an Audit Committee.

  The Compensation Committee is authorized to review and make recommendations to the Board of Directors on all matters regarding the remuneration of the Company's executive officers, including the administration of the Company's compensation plans. During Fiscal Year 1995, the members of the Compensation Committee were Mr. Barket and Ms. Colleen Kramer. The current members of the Committee are Messrs. Bush and Greene. The Committee did not hold any meetings during fiscal year 1995.

  The Audit Committee is responsible for making recommendations to the Board of Directors as to the selection of the Company's independent auditor, maintaining communication between the Board and the independent auditor, reviewing the annual audit report submitted by the independent auditor and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the Board. The current members of the Audit Committee are Mr. Barket and Ms. Kramer. The Committee did not hold any meetings during fiscal year 1995.

  During the fiscal year ended December 31, 1995, all directors who are nominated for election attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board of which they were members.

EXECUTIVE OFFICERS

  In addition to Mr. Kamfar, the executive officers of the Company are the following:

  Sidney Laytin--Executive Vice President and Chief Operating Officer, age 45. Mr. Laytin joined the Company as Executive Vice President and Chief Operating Officer in September 1995. From 1994 to 1995, he served as President and Chief Operating Officer of Best Health Care, Inc., a Medicaid managed care company. From 1992 to 1994, Mr. Laytin served as Vice President of Operations, and later as Senior Vice President, Orthotics and Prosthetics Division of NovaCare, Inc. Between 1989 to 1992, Mr. Laytin served as Executive Vice President and Chief Operating Officer of Moto Photo, Inc., a publicly held chain of approximately 350 photo processing stores. From 1985 to 1989, Mr. Laytin was employed by Pizza Hut, a division of PepsiCo Inc., most recently as Division Vice President of the Mid-Atlantic Region in charge of 700 stores. Prior to 1985, Mr. Laytin held various positions with Marriott Corporation and served as a management consultant with Booz, Allen & Hamilton, Inc. Mr. Laytin received a B.S. degree from the University of Maryland and an M.B.A. degree in Finance from Columbia University. Mr. Laytin is a certified public accountant.

  Jerold E. Novack--Vice President-Finance, age 40. Mr. Novack joined the Company as Vice President--Finance in June 1994. From 1991 to 1994, he served as Vice President/Controller of The Outdoor Furniture Store, Inc., a specialty retail chain. From 1988 to 1991 he served as Controller for Richmond Ceramic Tile, Inc., a retailer and distributor of ceramic tile. From 1985 to 1988, Mr. Novack served as Assistant Controller for Brooks Fashion Stores, Inc., a specialty retail chain. Prior to 1985, Mr. Novack served as Import Division Controller for Mercantile Stores Company, Inc., a department store chain. Mr. Novack has a B.S. degree in Accounting from Brooklyn College, City University of New York.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table provides certain information concerning the compensation earned by the two individuals who served as the Company's Chief Executive Officer during 1995, and any executive officer of the Company who received compensation in excess of $100,000 during 1995.

                                          ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                             ---------------------------------------------- ----------------------------
                                                                OTHER       SECURITIES
                                                                ANNUAL      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY ($) BONUS ($) COMPENSATION ($)   OPTIONS   COMPENSATION ($)
- ---------------------------  -------- ---------- --------- ---------------- ----------- ----------------
R. Ramin Kamfar              12/31/95   80,000    10,000        6,000            --           --
Co-Chief Executive           12/31/94   60,000       --           --          43,734          --
 Officer
 and Co-President
Gwenn M. Cagann              12/31/95   80,000    10,000        6,000            --           --
Co-Chief Executive           12/31/94   60,000       --           --          43,734          --
 Officer
 and Co-President
Jerold E. Novack             12/31/95   82,500    36,000        3,000         23,323          --
Vice President-Finance       12/31/94   40,500    22,500          --          11,661          --
Richard Windisch             12/31/95   92,500    27,000        6,000         11,661          --
Vice President-
 Operations                  12/31/94   22,500    27,000        2,000         11,661          --

STOCK OPTION GRANTS

  Set forth below is information on grants of stock options under the Company's 1994 Stock Plan (the "Plan") for the executive officers for the period January 1, 1995 to December 31, 1995.

                                            INDIVIDUAL GRANTS
                         -------------------------------------------------------
                         NUMBER OF   PERCENT OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING  GRANTED TO
                          OPTIONS   EMPLOYEES IN  EXERCISE PRICE
  NAME                    GRANTED    FISCAL YEAR  ($ PER SHARE)  EXPIRATION DATE
  ----                   ---------- ------------- -------------- ---------------
R. Ramin Kamfar.........        0          0%           --              --
Gwenn M. Cagann.........        0          0%           --              --
Jerold E. Novack........   23,323         40%          3.43          4/2000
Richard Windisch........   11,661         20%          3.43          4/2000

  All options reported above were awarded under the Plan. Pursuant to the terms of the Plan, the exercise price per share for all options is the closing price of the Common Stock, or the closing bid, if no sales were reported, as reported on the NASDAQ--National Market System. Mr. Novack's and Mr. Windisch's options reported above are currently exercisable.

DIRECTORS' COMPENSATION

  Effective as of July 29, 1996, each non-employee director of the Company is paid $1,000 for each of the quarterly Board meetings of each calendar year, $500 for each additional Board meeting held in the same calendar year and $250 for each committee meeting. Employee directors are not compensated for service provided as directors. Upon shareholder approval of the amendment to the Director's Option Plan increasing the formula grant of stock options to non-employee directors, each non-employee director shall receive stock options to purchase 10,000 shares of Common Stock on the date on which such person first becomes a director, and on October 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The exercise price of such options shall be equal to the market value of the shares of Common

Stock on the date of grant. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance of Board meetings and committee meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  In July 1996, the Company entered into a new employment agreement with Mr. Kamfar, the Company's President and Chief Executive Officer. The agreement expires on December 31, 1997 but is automatically renewed for additional one-year periods commencing each January 1 unless either party gives written notice to the other of its desire not to renew such term, which notice must be given no later than ninety (90) days prior to the end of each term on any such renewal. The agreement provides for a compensation package of $137,500 per year, an annual performance bonus of between 10% and 50% of the base salary for calendar year 1996, and an annual performance bonus of between 0% and 50% of the base salary for calendar year 1997. Each bonus is based on the attainment of certain corporate and individual goals. In addition, pursuant to the agreement, Mr. Kamfar was granted an option, which vests equally on the first three anniversaries of the date of grant, to purchase 125,000 shares of the Company's Common Stock at an exercise price equal to the closing price on the NASDAQ--National Market System of the Common Stock on October 1, 1996. The option will be classified as an incentive stock option under the 1944 Stock Plan. However, in the event that shareholder approval of the proposed amendment to the 1994 Stock Plan is not granted, such option will be classified as a non-statutory stock option not within the 1994 Stock Plan. Pursuant to the agreement, Mr. Kamfar has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

  In the event that (i) the Company terminates Mr. Kamfar's employment upon a change in control or terminates Mr. Kamfar's employment other than for cause, he will be paid severance compensation equal to two times his annual base salary (at the rate payable at the time of such termination) plus an amount equal to two times the amount of his bonus for the calendar year preceding such termination. For a period of one year following Mr. Kamfar's voluntary termination or termination for cause, Mr. Kamfar cannot perform services for, have an equity interest (except for an interest of 10% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business (other than the Company) that engages in the marketing or sale of specialty coffee as its principal business.

  Mr. Kamfar's employment agreement defines a "change of control" as: 1) the acquisition of more than 40% of the voting stock of the Company by a single person or group; 2) a change in the majority of the Board of Directors as a result of a cash tender offer, merger, sale of assets or contested election;
3) the approval by shareholders of the Company of a merger or sale of all or substantially all of the Company's assets; 4) the closing of a transaction in which more than 50% of the Company's voting power is transferred and 5) a tender offer which results in a person or a group acquiring more than 40% of the Company.

  In October 1995, the Company entered into an employment agreement with Mr. Laytin, the Company's Chief Operating Officer. The agreement expires on March 31, 1997 but is automatically renewed for an additional one year period unless either party provides notice of termination to the other party before December 31, 1996. The agreement provides for a compensation package of $155,000 per year and an annual performance bonus of 10% to 40% of the base salary based on the attainment of certain corporate and individual goals. In addition, upon completion of the Company's initial public offering on February 1, 1996, Mr. Laytin was granted an option, which vests over 3 years, to purchase 87,463 shares of the Company's Common Stock at the initial public offering price. Pursuant to the agreements, Mr. Laytin has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

  In the event that (i) the Company terminates Mr. Laytin's employment other than for cause, he will be paid severance compensation equal to 3 months of his base salary at the time of such termination. For a period of one year following his termination, Mr. Laytin cannot perform services for, have an equity interest (except for an interest of less than 5% in an entity whose securities are listed on a national securities exchange) in any business

(other than the Company) or participate in the financing, operation, management or control of any firm, corporation or business that engages in, as its principal business, any business carried on by the Company as the Company's principal business.

  In July 1996, the Company entered into an employment agreement with Mr. Novack, the Company's Chief Financial Officer. The agreement expires on June 30, 1997. The agreement provides for a compensation package of $110,000 per year and an annual performance bonus of 20% to 50% of the base salary based on the attainment of certain corporate and individual goals. In addition, on July 2, 1996, Mr. Novack was granted an option to purchase 75,000 shares of the Company's Common Stock at an exercise price equal to the closing price on the NASDAQ--National Market System of the Common Stock on the date of grant. Such option shall vest as to 15,000 shares immediately; 20,000 shares on the first anniversary of the date of grant; 20,000 shares on the second anniversary of the date of grant; and the remaining 20,000 shares on the third anniversary of the date of grant. The option will be classified as an incentive stock option under the 1944 Stock Plan. However, in the event that shareholder approval of the proposed amendment to the 1994 Stock Plan is not granted, such option will be classified as a non-statutory stock option not within the 1994 Stock Plan. Pursuant to the agreement, Mr. Novack has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

  In the event that the Company terminates Mr. Novack's employment other than for cause, he will be paid severance compensation equal to his base salary (at the rate payable at the time of such termination) for a period of six months. In the event of Mr. Novack's voluntary termination, as defined in the agreement, subsequent to December 31, 1996, he will be paid severance compensation equal to his base salary (at the rate payable at the time of such termination) for a period of three months. For a period of one year following Mr. Novack's voluntary termination or termination for cause, Mr. Novack cannot perform services for, have an equity interest (except for an interest of 5% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the marketing or sale of specialty coffee as its principal business.

                          COMPENSATION COMMITTEE AND
                       REPORT ON EXECUTIVE COMPENSATION

  It is the duty of the Compensation Committee to develop, administer and review the Company's compensation plans, programs and policies, to monitor the performance and compensation of executive officers and other key employees and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation.

  The Company's compensation program is intended to motivate, retain and attract management, linking incentives to financial performance and enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to the Company's success in achieving superior performance objectives.

  The compensation program currently consists of two components: (1) a base salary as set forth in each executive's employment agreement, and (2) the potential for an annual cash bonus of up to 0-50% of the executive's base salary, depending upon the satisfaction of certain performance criteria annually set by the Compensation Committee for each position and evaluated at the end of each fiscal year. The criteria may relate to overall Company performance, the individual executive's performance or a combination of the two, depending upon the particular position at issue. The second component constitutes the "at risk" portion of the compensation program.

  In July, 1996, the Compensation Committee met regarding the employment contracts of Mr. Kamfar and Mr. Novack. The Compensation Committee then reviewed, negotiated and approved both Mr. Kamfar's and Mr. Novack's employment contracts. Mr. Kamfar's employment agreement provides for a compensation package of $137,500 per year, an annual performance bonus of between 10%-50% and the grant of an option to purchase 125,000 shares of the Company's Common Stock at an exercise price equal to the closing price on the NASDAQ--National Market System of the Common Stock on October 1, 1996. Mr. Novack's employment agreement provides for a compensation package of $110,000 per year, an annual performance bonus of 20% to 50% of the base salary and the grant of an option to purchase 75,000 shares of the Company's Common Stock at an exercise price equal to the closing price on the NASDAQ--National Market System of the Common Stock on July 2, 1996.

  All amounts paid or accrued during fiscal year 1995 under the above-described compensation program are included in the table found in the section captioned "Summary Compensation Table."

                          THE COMPENSATION COMMITTEE

August 29, 1996

                            Respectfully submitted,

                            Jack Bush and Kevin R. Greene

                     PROPOSAL TO AMEND THE 1994 STOCK PLAN

  Upon recommendation of the Board of Directors of the Company, the Board is hereby submitting to the shareholders of the Company for their approval the proposed amendment of the 1994 Stock Plan. The amendment to the 1994 Stock Plan increases the aggregate number of shares of Common Stock subject to the Company's 1994 Stock Plan from 349,784 to 750,000 shares of Common Stock. The purpose of this amendment is to offer the Company an increased ability to attract, retain and motivate persons employed by the Company and its subsidiaries, including officers and directors, in managerial capacities on a full-time basis, by providing such persons with a proprietary interest in the Company and its performance. This amendment to the Plan is consistent with the original purpose of the Plan. In all other respects the Plan will remain unchanged.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE 1994 STOCK PLAN

  The purpose of the Plan is to enable the Company to attract, retain and motivate persons employed by the Company and its subsidiaries, including officers and directors, in managerial capacities on a full-time basis, by providing such persons with a proprietary interest in the Company and its performance. The Company's 1994 Stock Plan (the "1994 Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The 1994 Plan, in its current form, was approved by the Board of Directors in August 1994 and by the shareholders in March 1995. In August 1995, the Company's Board of Directors and shareholders approved amendments to the 1994 Plan increasing the number of shares available for grant under the 1994 Plan to 349,874 from 174,937. Unless terminated sooner, the 1994 Plan will terminate automatically in August 2004. The Board has the authority to amend, suspend or terminate the 1994 Plan, subject to any required shareholder approval under applicable law, provided that no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the 1994 Plan.

  A total of 349,874 shares of Common Stock are currently reserved for issuance pursuant to the 1994 Plan. As of August 15, 1996, options to purchase 602,718 shares have been granted and will be classified as incentive stock options under the 1994 Stock Plan. However, in the event that shareholder approval of the proposed amendment to the 1994 Stock Plan is not granted, 252,934 of such options will be classified as non-statutory stock options not within the 1994 Stock Plan.

  The 1994 Plan may be administered by the Board of Directors or a committee of the Board (in either case, the "Committee"), which committee is required to be constituted to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and applicable laws. The Committee has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof, and the form of consideration payable upon exercise. Options granted under the 1994 Plan are not generally transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1994 Plan must be exercised within three months of the end of the optionee's status as an employee or consultant of the Company, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term. In the case of SPRs, unless the Committee determines otherwise, the recipient is required to enter into a Restricted Stock Purchase Agreement which grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at a rate determined by the Committee. The exercise price of all incentive stock options granted under the 1994 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of all nonstatutory stock options granted under the

1994 Plan must be at least equal to 85% of the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of the Common Stock on the grant date and the term of the option must not exceed five years. The aggregate fair market value of the underlying shares with respect to which incentive stock options first become exercisable by a participant in any year must not exceed $100,000. The term of all other options granted under the 1994 Plan may not exceed ten years.

  The 1994 Plan provides that in the event of a merger of the Company with or into another corporation, each option must be assumed or an equivalent option substituted by a successor corporation unless such successor corporation does not agree to assume the option, in which case the Committee may make the outstanding option fully vested and exercisable for a period of fifteen days, unless the Committee, in its discretion, provides otherwise.

  The Board of Directors of the Company may amend or terminate the Plan at any time. No amendment, however, may be made that would impair the rights of a participant with respect to any award that has been granted without that participant's consent. The Plan currently qualifies as an employee benefit plan exempt from the provisions of the reporting and short-swing profit recapture provision of Section 16 of the Exchange Act. Rule 16b-3 of the Exchange Act requires that any amendment that materially increases the benefits accruing to participants, that materially increases the number of securities that may be issued under the Plan or that materially modifies the requirements for eligibility under the Plan must be approved by the shareholders. Accordingly, the Board of Directors is seeking the approval of the shareholders with respect to the proposed amendment to the Plan so as to maintain the Plan's qualification under Rule 16b-3.

AMENDMENT TO THE 1994 STOCK PLAN

  Under the proposed amendment the aggregate number of shares of Common Stock subject to the 1994 Stock Plan would be increased from 349,784 to 750,000 shares.

           PROPOSALS TO AMEND THE 1995 DIRECTOR'S STOCK OPTION PLAN

  Upon recommendation of the Board of Directors of the Company, the Board is hereby submitting to the shareholders of the Company the following amendments to the Director's Option Plan: (1) an amendment to the Director's Option Plan which increases the aggregate number of shares of Common Stock subject to the Director's Option Plan from 58,312 shares to 200,000 shares of Common Stock, and (2) an amendment to the Director's Option Plan which increases the formula grant to each non-employee director from an option to purchase 4,000 shares of Common Stock to an option to purchase 10,000 shares of Common Stock. The purpose of this amendment is to offer the Company an increased ability to attract and retain quality non-employee directors, by providing such persons with a proprietary interest in the Company and its performance. This amendment to the Director's Option Plan is consistent with the original purpose of the Director's Option Plan. In all other respects the plan will remain unchanged.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE DIRECTOR'S OPTION PLAN

  The Company's 1995 Director's Stock Option Plan was adopted by the Board of Directors and approved by the Company's shareholders in August 1995. A total of 58,312 shares of Common Stock has been reserved for issuance under the Director's Option Plan. The Director's Option Plan provides for the automatic grant of nonstatutory stock options to non-employee directors of the Company.

  The Director's Option Plan provides that each non-employee director shall be granted a nontransferable option to purchase 4,000 shares of Common Stock (the "First Option") on the later of the effective date of the

Registration Statement of which this Prospectus is a part (the "IPO Effective Date") or the date on which such person first becomes a director of the Company. Thereafter, beginning on October 1, 1995, each non-employee director shall be granted an option to purchase 4,000 shares of Common Stock (a "Subsequent Option") on October 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months.

  Each First Option and Subsequent Option shall be exercisable in full on the date of grant. The exercise price of all stock options granted under the Director's Option Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option. The exercise price of the First Options granted on the IPO Effective Date shall be the initial public offering price as set forth in the Prospectus. Options granted under the Director's Option Plan have a term of 10 years, subject to earlier termination in the event an optionee's status as a director terminates. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option would be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute such options, such options shall become fully vested and exercisable.

  The Director's Option Plan will terminate in August 2005. The Board of Directors may amend or terminate the Director's Option Plan at any time; provided, however, that no such action may adversely affect any outstanding option without the optionee's consent and the provisions affecting the grant and terms of options may not be amended more than once during any six-month period. In accordance with Rule 16b-3 of the Securities and Exchange Act of 1934, certain amendments to the Director's Option Plan require shareholder approval. Executive officers of the Company are not eligible to participate in the Director's Option Plan.

AMENDMENTS TO THE DIRECTOR'S OPTION PLAN

  Under the proposed amendment the aggregate number of shares of Common Stock subject to the Director's Option Plan would be increased from 58,312 to 200,000 shares of Common Stock and the formula grant to each non-employee director would be increased from an option to purchase 4,000 shares of Common Stock to an option to purchase 10,000 shares of Common Stock. No other changes have been made to the Director's Option Plan.

                            NEW PLAN BENEFITS TABLE

NAME AND POSITION          EXERCISE PRICE ($) NUMBER OF OPTIONS EXPIRATION DATE
- -----------------          ------------------ ----------------- ---------------
Keith F. Barket, Director         (1)              10,000          10/1/2006
Jack Bush, Director               (1)              10,000          10/1/2006
Gwenn M. Cagann, Director         (1)              10,000          10/1/2006
Kevin R. Greene, Director         (1)              10,000          10/1/2006
Steven A. Rothstein,
 Director                         (1)              10,000          10/1/2006
Non-Executive Director
 Group (5 individuals)                             50,000

- --------
(1) The exercise price will be equal to the closing price on the NASDAQ-- National Market System on October 1, 1996.

  As of August 15, 1996, the closing price of a share of Common Stock as reported on the NASDAQ--National Market System was $3.69.

              FEDERAL INCOME TAX TREATMENT OF THE 1994 STOCK PLAN
                   AND THE 1995 DIRECTOR'S STOCK OPTION PLAN

  The following is a brief description of the federal income tax treatment which will generally apply to benefits or awards (hereinafter, "awards") made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award. BECAUSE THE FOLLOWING PROVIDES ONLY A BRIEF SUMMARY OF THE GENERAL FEDERAL INCOME TAX RULES, INDIVIDUALS SHOULD NOT RELY THEREON FOR INDIVIDUAL TAX ADVICE, AS EACH TAXPAYER SITUATION AND THE CONSEQUENCES OF ANY PARTICULAR TRANSACTION WILL VARY DEPENDING UPON THE SPECIFIC FACTS AND CIRCUMSTANCES INVOLVED. RATHER, EACH TAXPAYER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR FOR PARTICULAR FEDERAL AS WELL AS STATE AND LOCAL INCOME AND ANY OTHER TAX ADVICE.

  The grant of an incentive stock option or a non-incentive stock option would not result in income for the grantee or a deduction for the Company.

  The exercise of a non-incentive stock option would result in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

  The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option exercise price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option exercise price is an item of tax preference, potentially subject to the alternative minimum tax.

  Awards may be granted to participants under either the 1994 Stock Plan or the Director's Option Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will receive a deduction equal to, and will be required to withhold applicable taxes with respect to, any ordinary income recognized by a participant in connection with awards made under either the 1994 Stock Plan or the Director's Option Plan.

                  OTHER MATTERS ARISING AT THE ANNUAL MEETING

  The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

                            PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of August 15, 1996, certain information about all persons who, to the Company's knowledge, were beneficial owners of 5% or more of Common Stock of the Company.(1)

                                       AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER  OF BENEFICIAL OWNER PERCENT OF CLASS
- ------------------------------------  ------------------- ----------------
Ross A. MacIntyre
174 Clinton Street
Brooklyn Heights, NY 11201                  291,562(2)          6.1%
Lutheran Brotherhood
625 Fourth Avenue, 5th Floor
Minneapolis, MN 55415                       257,300             5.4%

- --------
(1) The table in this section is based upon information supplied by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. Applicable percentage of ownership is based on 4,760,961 shares of common stock, which were outstanding on August 15, 1996.

(2) Mr. MacIntyre and Ms. Gwenn M. Cagann, a director of the Company, are married. Each holds his or her shares pursuant to a separate property agreement. Accordingly, each disclaims beneficial ownership of the other's shares.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of August 15, 1996, certain information with respect to the beneficial ownership of each class of the Company's equity securities by each director, director nominee and executive officer of the Company and all directors and executive officers of the Company as a group.(1)

                                        AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER               OF BENEFICIAL OWNER PERCENT OF TOTAL
- ------------------------               ------------------- ----------------
R. Ramin Kamfar
Chief Executive Officer and President        425,680(2)          8.9%
Sidney Laytin
Executive Vice President and Chief
Operating Officer                             29,154(3)            *
Jerold E. Novack
Vice President-Finance                        88,744(4)          1.8%
Keith F. Barket
Director                                      35,261(5)            *
Jack Bush
Director                                       4,000(5)            *
Kevin R. Greene
Director                                       7,000(5)            *
Gwenn M. Cagann
Director                                     335,296(6)(7)       7.0%
Colleen Kramer
Director                                      23,624(5)            *

                                      AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER             OF BENEFICIAL OWNER  PERCENT OF TOTAL
- ------------------------             -------------------  ----------------
Steven A. Rothstein
Director                                     84,000(5)(8)        1.7%
All current directors, nominees and
executive officers
as a group (9) persons)                   1,032,759             20.6%

- --------
*  Less than one percent (1%).

(1) The table in this section is based upon information supplied by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. Applicable percentage of ownership is based on 4,760,961 shares of common stock, which were outstanding on August 15, 1996.

(2) Includes 29,156 shares which may be acquired upon the exercise of options which will be exercisable within 60 days. Does not include 139,578 shares underlying stock options which are not exercisable within 60 days.

(3) Does not include 58,308 shares underlying stock options which are not exercisable within 60 days.

(4) Includes 54,983 shares which may be acquired upon the exercise of presently exercisable options. Includes 21,034 shares for which Mr. Novack serves as custodian on behalf of his children. Does not include 60,000 shares underlying stock options which are not exercisable within 60 days.

(5) Includes 4,000 shares which may be acquired upon the exercise of presently exercisable options.

(6) Includes 43,734 shares which may be acquired upon the exercise of options which will be exercisable within 60 days.

(7) Ms. Cagann and Mr. MacIntyre are married. Each holds his or her shares pursuant to a separate property agreement. Accordingly, each disclaims beneficial ownership of the other's shares.

(8) Includes 80,000 shares which may be acquired upon the exercise of presently exercisable common stock purchase warrants.

                         INTERESTED PARTY TRANSACTIONS

  In October 1994, the Company sold 29,213 shares of Series A Preferred Stock to Jerold Novack, the Company's Vice President-Finance, as Custodian for his minor children, at a purchase price of $4.45 per share. Mr. Novack purchased 11,236 of such shares for cash and 17,977 of such shares in exchange for Mr. Novack's $80,000 promissory note bearing interest at the rate of 4.5% per annum.

  In November 1994, Ms. Cagann and Mr. Kamfar executed personal guaranties of the Company's indebtedness under its line of credit with Banco Popular de Puerto Rico. The balance owed under the line of credit was repaid using a portion of net proceeds from the Company's initial public offering.

  In April and June 1995, the Company sold 631,579 shares of its Series C Preferred Stock to certain investors, including 421,052 to Maritime Capital Partners, at a purchase price of $4.75 per share. Andrew Evans, who was then a director of the Company, is a general partner of Maritime Capital Partners. Smith Barney Inc. acted as placement agent for the private placement of certain of the shares of Series C Preferred Stock and earned an aggregate of $166,500 in commissions and expenses. Cary Sucoff, then a director of the Company, is a Senior Vice President of Smith Barney Inc.

  In July 1995, the Company entered into an agreement with Maritime Capital Partners giving the Company the right, until January 1996, to repurchase such 421,052 shares of Series C Preferred Stock (or the Common Stock into which such shares are convertible) from Maritime Capital Partners for consideration of approximately $2,000,000. In December 1995, this agreement was amended to extend the Company's repurchase right until

March 31, 1996. In connection with the agreement and the amendment, the Company issued Maritime Capital Partners a warrant to purchase 87,469 shares of Common Stock at $0.017 per share and a warrant to purchase 25,000 shares of Common Stock at $0.01 per share. The Company repurchased these shares of Series C Preferred Stock at the closing of the Company's initial public offering, with a portion of the net proceeds from such offering.

  In December 1995 and January 1996, the Company entered into a bridge loan transaction with group of institutional and individual lenders including several affiliates of the Company. Of the total loan amount of $1,000,000, the Company borrowed $30,000 from Keith Barket (a director of the Company), $25,000 from KFB, Inc. (a company affiliated with Keith Barket), $25,000 from Jerold Novack and $45,000 from Jerold Novack as custodian for his minor children. The loan carried an interest rate of 10% and matured on the earlier of 10 days after the closing of a public offering or June 30, 1996. In connection with the loan, the Company issued to each lender a warrant exercisable until December 31, 1998 to purchase, for $0.01 per share, a number of shares of Common Stock determined by dividing such lender's loan amount by the price per share to the public in the Company's initial public offering (5,455 for Keith Barket, 4,545 for KFB, Inc., 4,545 for Jerold Novack and 8,182 for Jerold Novack as custodian for his minor children). The warrants were exercisable immediately, but the shares issued pursuant to the warrants are subject to a six month lock-up agreement.

  The Company's initial public offering, which became effective on February 1, 1996, was co-managed by National Securities Corporation and Value Investing Partners. Steven A. Rothstein and Kevin R. Greene, who are directors of the Company, are the Chairman and Chief Executive Officer of National Securities Corporation and Value Investing Partners, respectively. Mr. Rothstein and Mr. Greene were not directors of the Company at the time of the Company's initial public offering.

  All future transactions, including loans, between the Company and its officers, directors, principal shareholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             SHAREHOLDER PROPOSALS

  A shareholder of the Company who wishes to present a proposal for action at the Company's 1997 Annual Meeting of Shareholders must submit such proposal to the Company, and such proposal must be received by the Company, no later than December 1, 1996.

                        COST OF SOLICITATION OF PROXIES

  The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and the Company may reimburse such persons for their reasonable expenses in so doing.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  On or about February 1, 1995 the Company dismissed Price Waterhouse LLP as the Company's auditors and replaced them with Arthur Andersen LLP. The reports of Price Waterhouse LLP did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure related to the financial statements which Price Waterhouse LLP reported on at the time of their dismissal which, if not resolved to the former auditors' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Prior to retaining Arthur Andersen LLP, the Company had not consulted with Arthur Andersen LLP regarding accounting principles. It is expected that representatives of Arthur Andersen LLP will be available to make a statement at the Annual Meeting if they desire to do so and to respond to appropriate questions.

                     SECTION 16(A) REPORTING DELINQUENCIES

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the U.S. Securities and Exchange Commission (hereinafter "SEC") and NASDAQ--National Market System reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal year 1995, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met except that (i) a Form 3 for Kevin R. Greene, a Director of the Company, was not filed in his own name on a timely basis with respect to his appointment as a Director of the Company; (ii) a Form 4 for Keith F. Barket, a Director of the Company, was not filed in his own name on a timely basis with respect to the purchase by KFB, Inc., a company 100% owned by Mr. Barket, of 2,250 shares of Common Stock; and (iii) a Form 4 for Jerold E. Novack, an Officer of the Company, was not filed in his own name on a timely basis with respect to the purchase by Mr. Novack of 2,000 shares of Common Stock as custodian for each of Matthew Novack and Julie Novack.

                         ANNUAL REPORT ON FORM 10-KSB

  The Company is providing the Form 10-KSB as part of the Company's Annual Report to each person whose proxy is solicited. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-KSB, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Mr. Jerold E. Novack, Vice President- Finance, New World Coffee, Inc., 379 West Broadway, New York, New York 10012. Each such request must set forth a good faith representation that, as of August 23, 1996, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The Company incorporates herein the Annual Report by reference.

                                          By Order of the Board of Directors,

                                          Alan I. Annex Secretary

New York, New York August 29, 1996

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